EXHIBIT 13


Executive Officers' Certification Pursuant to Section 906 of the
Sarbanes-Oxley Act

     The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2004 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

     Richard Li Tzar Kai, Chairman, Jack So Chak Kwong, Deputy Chairman and Group Managing Director and Alexander Anthony Arena, Group Chief Financial Officer of PCCW Limited, each certifies that, to the best of his knowledge:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of PCCW Limited.


     Date: May 12, 2005


                                             By: /s/ Richard Li Tzar Kai
                                                 -------------------------------
                                                 Name:  Richard Li Tzar Kai
                                                 Title: Chairman



                                             By: /s/ Jack So Chak Kwong
                                                 -------------------------------
                                                 Name:  Jack So Chak Kwong
                                                 Title: Deputy Chairman and
                                                        Group Managing Director



                                             By: /s/ Alexander Anthony Arena
                                                 -------------------------------
                                                 Name:  Alexander Anthony Arena
                                                 Title: Group Chief Financial
                                                        Officer